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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made a part of this Registration Statement.

/s/ Arthur Andersen LLP
Arthur Andersen LLP

Boston, Massachusetts
August 24, 2000